Exhibit 10

                                                              EXECUTION COPY

                            TERMINATION AGREEMENT
                            ---------------------

      This TERMINATION  AGREEMENT (the "Agreement") is made and entered into on
August   , 2000 by and between Wesley E. Richardson (referred to below as
"You"), Mid-Coast Bancorp, Inc. and The Waldoboro Bank, F.S.B.
(collectively, the "Company").

                            PRELIMINARY STATEMENT
                            ---------------------

      The Company and Union Bankshares Company have entered into an Amended and Restated Agreement and Plan of Merger dated June 20, 2000, which provides, among other things, for the acquisition of the Company by Union Bankshares Company pursuant to the merger of the Company with the UBC Acquisition Company, Inc. (the "Merger"). Your employment with the Company will be terminated as of the closing of the Merger.

      You entered into an Amended and Restated Employment Agreement with the Company on May 18, 1993 (the "Employment Agreement") that provides for the payment of certain benefits to You in the event of Your termination of employment with the Company under certain circumstances. The Company is prepared to pay You the severance benefits described in this Agreement in consideration for all amounts due to You under the Employment Agreement and in consideration for Your agreement not to compete with the Company or its successor following the Merger for a period of three years, but only if You give up Your rights to bring or participate in certain types of lawsuits.
By signing this Agreement, You will give up those rights, and the Company
will agree to pay You the severance benefits described below.   This
Agreement is being given to You on June 20, 2000.

YOU SHOULD THOROUGHLY REVIEW AND UNDERSTAND THE TERMS, CONDITIONS AND EFFECT OF THIS AGREEMENT. THEREFORE, PLEASE CONSIDER IT FOR AT LEAST TWENTY-ONE
(21) DAYS BEFORE SIGNING IT. YOU ARE ADVISED TO CONSULT WITH AN ATTORNEY BEFORE YOU SIGN.

                                  AGREEMENT
                                  ---------

      1. Your employment with the Company shall cease effective at the close of business on the date the Merger closes (the "Effective Date"). Your compensation and fringe benefits as an employee will continue through the Effective Date in accordance with the Company's customary practices.

      2. Following the termination of Your employment, in addition to any other compensation and benefits to which You may be entitled under the terms of any employee benefit plan of the Company as a former employee of the Company, You will receive the following additional compensation and benefits:

           (a) Within five days following the Effective Date, a lump sum payment equal to 2.99 multiplied by Your average annual gross compensation for the five tax years preceding the Effective Date, which amount will be equal to $286,750.90 in the event the Effective Date occurs in the calendar year 2000 and constitutes full settlement of Your rights to any severance or termination pay under Your Employment Agreement or any plan, program, practice or policy of the Company. Notwithstanding the foregoing, this lump sum payment shall be reduced by the minimum amount necessary to avoid the imposition of the excise tax imposed on excess parachute payments under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended. The amount of this reduction will be calculated by the independent auditor of the Company.

           (b) A continuation of Your life, health and medical insurance coverage upon the same terms and conditions that would apply to you as an active employee (including, but not limited to, premium sharing arrangements, deductibles and co-payments) for the period ending three years from the Effective Date. Any period for which You may be entitled to elect "continuation coverage" under any applicable federal, state or local law will commence after the end of the period of continued coverage provided under this Agreement.

           (c) In consideration of Your agreement not to compete with the Company and its successors and Your release provided under this Agreement, within five days following the Effective Date a lump sum payment in the amount of $12,000.

All such compensation and benefits shall be subject to deductions for applicable federal, state and local withholding taxes.

      3. You hereby agree that You, on behalf of Yourself and also on behalf of any other person or persons claiming or deriving a right from You, unconditionally and irrevocably forever release and discharge the Company and its agents, servants, employees, directors, officers, affiliates and/or subsidiaries, and any agents, servants, employees, directors and/or officers of all such affiliates and/or subsidiaries and their respective heirs, successors and assigns ("the Releasees") from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, actions, demands, debts, costs, expenses, damages, injuries or causes of action ("Claims") which You now have, or ever have had, including all claims arising out of Your employment by, or termination of employment by, the Company, up to and including the date on which You sign this Agreement, whether arising in equity or pursuant to any law, rule or regulation or under the Employment Agreement, including any Claims of which You are not aware or do not suspect to exist as of the date on which You sign this Agreement.

      4. The release contained in Paragraph 3 of this Agreement includes, but is not limited to, any Claims that You (or any person or persons claiming or deriving a right from You) may have based on discrimination due to age, race, sex, religion or national origin, or any other claims pursuant to the Age Discrimination in Employment Act of 1967, as amended, the National Labor Relations Act, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, the Family and Medical Leave Act, the Rehabilitation Act of 1973, the Americans with Disabilities Act, the Equal Pay Act, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, as amended, the Internal Revenue Code of 1986, and any other federal, state or local statute, rule, constitutional provision, regulation, ordinance or common law, including, but not limited to, those for wrongful discharge, fraud, intentional or negligent infliction of emotional distress and breach of any expressed or implied covenant of good faith and fair dealing, and including but not limited to, any Claims for recovery of attorney's fees. YOU UNDERSTAND THAT BY SIGNING THIS RELEASE, YOU ARE GIVING UP ALL RIGHTS THAT YOU MAY HAVE UNDER THESE AND OTHER LAWS.

      5.   You acknowledge that:

           (a) the payments and benefits provided in Paragraph 2 of this Agreement are in consideration for the release contained herein and Your agreement not to compete with the Company and are in addition to what You are otherwise entitled from the Company (the "Additional Benefits");

           (b) You have been advised to consult an attorney before signing this Agreement and has been afforded the opportunity to do so;

           (c) You have had the opportunity to consider this Agreement for at least 21 days;

           (d) You have read this Agreement in its entirety, understand its terms, and knowingly and voluntarily consent to its terms and conditions;

           (e) the releases made by You in Paragraphs 3 and 4 of this Agreement are made knowingly and voluntarily, and without coercion by the Company or any of the Releasees; and

           (f) the filing of a Claim against the Company or any of the Releasees by You (or any person or persons claiming or deriving a right from You) shall be a violation of this Agreement resulting in Your obligation to repay to the Company the Additional Benefits You have received in consideration of the releases made by You in Paragraphs 3 and 4 of this Agreement and forfeiture of Your rights to any future Additional Benefits, in addition to any costs or liabilities that may be imposed on You by a court for a violation of this Agreement.

      6. You agree that for the period from the date of this Agreement until three years after the Effective Date, you will not become directly, indirectly or beneficially an employee, five percent or more shareholder or director, consultant or advisor to, agent of, or contractor in any capacity with of any bank, savings bank, savings association, trust company, financial institution or other similar business enterprise which competes with Union Trust Company within Waldo, Knox and Lincoln Counties, Maine, except that You may sell securities and/or act as a registered broker for any entity in the said three counties other than a bank, savings bank, savings association, or trust company. You further agree not to initiate any action to induce any employee of Union Trust Company to leave Union Trust Company's employment or directly or indirectly assist any other person or entity in requesting or inducing any employee of Union Trust Company to leave such employment for the period from the date of this Agreement until three years after the Effective Date.

      7. This Agreement constitutes the entire understanding between the parties, and supersedes any and all prior understandings and agreements between the parties.

      8. The parties acknowledge that no representations, promises, consideration or inducements have been made by the Company or by any of the Releasees to You other than what is contained in this Agreement.

      9. This Agreement may not be modified except by a writing signed by all parties.

      10. The parties acknowledge that this Agreement does not constitute or imply any admission of liability by the Company, or by any of the Releasees, to You or to anyone deriving or claiming a right through You or on Your behalf.

      11. If any provision in this Agreement is declared or determined by any court to be illegal, void, or unenforceable, the illegality or unenforceability of such provision shall have no effect upon, and shall not impair, the enforceability or validity of any other provisions in this Agreement.

      12. In the event of a violation of this agreement, both parties shall have available to them all legal and equitable remedies, and the prevailing party shall be entitled to all reasonable costs and attorneys' fees.

      13. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

      14. This Agreement shall be construed, administered and enforced according to the laws of the State of Maine applicable to contracts between citizens and residents of the State of Maine entered into and to be performed entirely within such jurisdiction.

      15. The parties acknowledge that this Agreement will only become effective on the eighth day following the day it is signed by You, and that You may revoke this Agreement at any time prior to its effective date by giving written notice of revocation to the Company.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first herein written.

WESLEY E. RICHARDSON                   MID-COAST BANCORP, INC.


                                       By:
-----------------------------              -------------------------------
Employee Signature                         Samuel W. Cohen
                                           Chairman of the Board

-----------------------------
Date

                                       THE WALDOBORO BANK, F.S.B.

                                       By:
                                           -------------------------------
                                           Samuel W. Cohen
                                           Chairman of the Board